As filed with the Securities and Exchange Commission on February 25, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Honest Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	90-0750205
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)
12130 Millennium Drive, #500
Los Angeles, California	90094
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full titles of the plans)

Carla Vernón
Chief Executive Officer
12130 Millennium Drive, #500
Los Angeles, California 90094
(888) 862-8818
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

C. Thomas Hopkins Siana Lowrey Cooley LLP 1333 2nd Street, Suite 400 Santa Monica, California 90401 (310) 883-6400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 4,498,671 shares of Common Stock, $0.0001 par value per share (the “Common Stock”) of The Honest Company, Inc. (the “Registrant”) issuable pursuant to The Honest Company, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), and (ii) an additional 1,124,667 shares of Common Stock of the Registrant issuable pursuant to The Honest Company, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). These additional shares of Common Stock are securities of the same class as other securities for which the S-8 Registration Statements (as defined below) were previously filed with the Securities and Exchange Commission (the “Commission”). These additional shares of Common Stock have become reserved for issuance as a result of the operation of an “evergreen” provision of each of the 2021 Plan and ESPP, which provides that the total number of shares subject to each such plan will be increased on the first day of each fiscal year pursuant to a specified formula.

PART II
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)    The contents of the earlier registration statements on Form S-8 relating to each of the 2021 Plan and the ESPP, previously filed with the Commission on May 6, 2021 (File No. 333-255848), on March 28, 2022 (File No. 333-263912), on March 16, 2023 (File No. 333-270621), on March 8, 2024 (File No. 333-277777), and on February 26, 2025 (File No. 333-285280) (the “S-8 Registration Statements”);

(b)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on February 25, 2026 (File No. 001-40378) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(c)    The description of the Registrant’s Common Stock contained in a registration statement on Form 8-A/A filed with the Commission on May 3, 2021 (File No. 333-255150) under the Exchange Act as updated by Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description; and

(e)    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40378), filed with the Commission on May 11, 2021).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-40378), filed with the Commission on March 16, 2023).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-255150), filed with the Commission on April 26, 2021).

4.4	Description of Capital Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-40378), filed with the Commission on March 28, 2022).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1
The Honest Company, Inc. 2021 Equity Incentive Plan and forms of agreements thereunder (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-255848), filed with the Commission on May 6, 2021).

99.2
The Honest Company, Inc. 2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-255848), filed with the Commission on May 6, 2021).

107*	Filing Fee Table
______________
*     Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on February 25, 2026.

The Honest Company, Inc.

By:	/s/ Carla Vernón
Carla Vernón
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carla Vernón, Curtiss Bruce, and Brendan Sheehey and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Carla Vernón	Chief Executive Officer and Director	February 25, 2026
Carla Vernón	(Principal Executive Officer)
/s/ Curtiss Bruce	Executive Vice President, Chief Financial Officer	February 25, 2026
Curtiss Bruce	(Principal Financial and Accounting Officer)
/s/ Michael Barkley	Director	February 25, 2026
Michael Barkley
/s/ Katie Bayne	Director	February 25, 2026
Katie Bayne
/s/ Susan Gentile	Director	February 25, 2026
Susan Gentile
/s/ John R. Hartung	Director	February 25, 2026
John R. Hartung
/s/ Alissa Hsu Lynch	Director	February 25, 2026
Alissa Hsu Lynch
/s/ Andrea Turner	Director	February 25, 2026
Andrea Turner
/s/ Jessica Warren	Director	February 25, 2026
Jessica Warren
/s/ James D. White	Director	February 25, 2026
James D. White